Exhibit 99.1

Mattersight Announces First Quarter 2015 Results

CHICAGO, IL, May 6, 2015 – Mattersight Corporation (Nasdaq: MATR), the pioneer in personality-based software applications, today announced financial results for the first quarter ending March 31, 2015.

“We achieved record revenue, strong year-over-year revenue growth, solid bookings, and continued best-in-class SaaS metrics. In addition, we converted a very significant pilot in April at a large Telco,” said Kelly Conway, Mattersight’s President and CEO. “We continue to hear from both our clients and industry analysts about the need to scientifically measure the quality of conversations between brands and consumers. Our clients increasingly tell us that personality is at the center of that equation.”

First Quarter 2015 Financial Highlights

•	Bookings: Annual Contract Value (ACV) bookings for the first quarter were $3.1 million. ACV bookings for the last four quarters were $17.1 million, a 32% year-over-year increase.

•	Book of Business: Annualized Book of Business was $45.3 million for the first quarter, up 38% on a year-over-year basis.

•	Revenues: Total revenue for the first quarter was a record $9.3 million, representing a 33% increase on a year-over-year basis. Within total revenue, subscription revenue was $8.3 million, up 38% on a year-over-year basis.

•	Gross Margin: Gross margin was 72.4% in the first quarter and 70.0% for the last four quarters.

•	Product Momentum: In the first quarter, Mattersight converted two pilots of our routing product. Mattersight now has converted 15 of the 17 completed routing pilots.

•	SaaS Metrics: For the last four quarters, subscription revenue retention was 98%, year-over-year existing net account growth was 118%, and the customer acquisition cost (CAC) ratio was 146%.

First Quarter 2015 and Recent Business Highlights

•	Rolled out an independent study that analyzed the Return on Investment of Mattersight’s routing product. This study documented an average ROI of 344% and payback of one month for our routing clients.

•	Awarded a new patent that further protects Mattersight’s unique ability to route phone calls based on personality type.

•	Acquired the perpetual right to use the Process Communication Model® (PCM), which is the model underlying Mattersight’s personality-based applications.

•	Signed a new credit facility with Silicon Valley Bank, which provides Mattersight a credit line of up to $15 million.

•	Created an alliance with Aceyus to accelerate the delivery of our routing product within Avaya environments.

•	In April, converted a pilot into a $1.5 million ACV contract with a large Telco.

Non-GAAP Financial Measures

The Company realized an “Adjusted Earnings1” loss of $1.3 million for the first quarter of 2015. Adjusted Earnings is a non-GAAP measure. For a reconciliation of operating loss to Adjusted Earnings, see the accompanying schedule. Mattersight’s net loss was $3.8 million in the first quarter of 2015.

Conference Call Information

Mattersight management will host a conference call at 5:00 p.m. ET on Wednesday, May 6, 2015. The conference call and slide presentation will be available at the Investment Community section of Mattersight’s website at http://www.mattersight.com/investment/. To listen to the conference call via telephone, please call 800.952.4789 (domestic) or 404.665.9579 (international), conference ID: 62962096.

For those who cannot access the live broadcast, a replay of the conference call will be available beginning approximately two hours after the live call is completed until June 7, 2015, by dialing 855.859.2056 (domestic) or 404.537.3406 (international), conference ID: 62962096.

Safe Harbor for Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, which may be identified by use of words such as “plan,” “may,” “might,” “believe,” “expect,” “intend,” “could,” “would,” “should,” and other words and terms of similar meaning, involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to other factors and matters contained or incorporated in this document, important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, among other things, the risks detailed from time to time in Mattersight’s SEC filings. You can locate these filings on the Investor Relations page of Mattersight’s website, www.mattersight.com. Statements included or incorporated by reference into this press release are based upon information known to Mattersight as of the date of this press release, and the company assumes no obligation to publicly revise or update any forward-looking statement for any reason.

About Mattersight

Mattersight’s mission is to help brands have more effective and effortless conversations with their customers. Using a suite of innovative personality-based software applications, Mattersight can analyze and predict customer behavior based on the language exchanged during service and sales interactions. This insight can then facilitate real-time connections between customers and the agents best capable of handling their needs. Mattersight’s patented stack of SaaS applications has influenced hundreds of millions of shorter, more satisfying customer interactions. Organizations across the Financial Services, Healthcare, and Telco industries rely on Mattersight to drive customer retention, employee engagement, and operating efficiency. An independent research study documents the average return on investment for these organizations is 344%. To learn more about how Mattersight can help your company, please visit www.mattersight.com.

Process Communication Model® (PCM) is a trademark of Kahler Communications, Inc., used under license.

[1]	Mattersight presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of Mattersight’s operations. Management believes that Adjusted Earnings reflect Mattersight’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

Contact

David Gustafson

Interim CFO, EVP of Product & Customer Operations

847.582.7016

ir@Mattersight.com

MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the Three Months
	Ended
	March 31, 2015	March 31, 2014
Revenue:
Subscription revenue	$8,332	$6,057
Other revenue	984	956

Total revenue	9,316	7,013
Operating expenses:
Cost of Subscription revenue	1,868	1,722
Cost of Other revenue	707	511

Total cost of revenue, exclusive of depreciation and amortization shown below:	2,575	2,233
Sales, marketing and development	6,564	5,221
General and administrative	2,882	2,250
Depreciation and amortization	995	743

Total operating expenses	13,016	10,447

Operating loss	(3,700)	(3,434)
Interest and other expense, net	(114)	(150)
Change in fair value of warrant liability	5	(370)

Loss before income taxes	(3,809)	(3,954)
Income tax provision	(8)	(9)

Net loss	(3,817)	(3,963)
Dividends related to Series B Stock	(147)	(147)

Net loss available to Common Stock holders	$(3,964)	$(4,110)

Per share of Common Stock:
Basic net loss available to Common Stock holders	$(0.18)	$(0.22)

Diluted net loss available to Common Stock holders	$(0.18)	$(0.22)

Shares used to calculate basic net loss per share	21,877	18,503

Shares used to calculate diluted net loss per share	21,877	18,503

Stock-based compensation, primarily restricted stock, is included in individual line items above:
Total cost of revenue	$59	$56
Sales, marketing and development	632	590
General and administrative	674	442

MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited and in thousands)

	For the Three Months
	Ended
	March 31,	March 31,
	2015	2014
Net loss	$(3,817)	$(3,963)
Other comprehensive loss:
Effect of currency translation	(1)	5

Comprehensive net loss	$(3,818)	$(3,958)

MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	March 31,	December 31,
	2015	2014
ASSETS:
Current Assets:
Cash and cash equivalents	$14,785	$14,238
Receivables (net of allowances of $22 and $17, respectively)	4,450	3,460
Prepaid expenses	5,493	4,449
Other current assets	217	236

Total current assets	24,945	22,383
Equipment and leasehold improvements, net	5,148	4,657
Goodwill	972	972
Intangibles, net	3,470	571
Other long-term assets	3,159	3,495

Total assets	$37,694	$32,078

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Short-term debt	$7,000	$—
Accounts payable	1,865	1,183
Accrued compensation and related costs	2,134	2,241
Unearned revenue	6,252	7,859
Capital leases	1,594	1,637
Other current liabilities	3,397	2,549

Total current liabilities	22,242	15,469
Long-term unearned revenue	2,524	2,532
Long-term intangible assets liability	1,792	—
Long-term capital leases	1,307	1,176
Other long-term liabilities	363	282

Total liabilities	28,228	19,459

Series B Stock, $0.01 par value; 5,000,000 shares authorized and designated; 1,648,185 and 1,648,185 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively, with a liquidation preference of $10,024 and $9,877 at March 31, 2015 and December 31, 2014, respectively	8,406	8,406
Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common Stock, $0.01 par value; 50,000,000 shares authorized; 24,555,664 and 24,046,977 shares issued at March 31, 2015, and December 31, 2014, respectively; and 22,741,560 and 22,324,093 outstanding at March 31, 2015 and December 31, 2014, respectively	246	240
Additional paid-in capital	244,568	243,282
Accumulated deficit	(230,221)	(226,404)
Treasury stock, at cost, 1,814,104 and 1,722,884 shares at March 31, 2015 and December 31, 2014, respectively	(9,506)	(8,879)
Accumulated other comprehensive loss	(4,027)	(4,026)

Total stockholders’ equity	1,060	4,213

Total liabilities and stockholders’ equity	$37,694	$32,078

MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Three Months Ended
	March 31,	March 31,
	2015	2014
Cash Flows from Operating Activities:
Net loss	$(3,817)	$(3,963)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	995	743
Stock-based compensation	1,365	1,088
Change in fair value of warrant liability	(5)	370
Changes in assets and liabilities:
Receivables	(990)	(51)
Prepaid expenses	(1,069)	(664)
Other assets	19	66
Accounts payable	536	55
Accrued compensation and related costs	(107)	(420)
Unearned revenue	(1,615)	(1,481)
Other liabilities	111	62

Total Adjustments	(760)	(232)

Net cash used in operating activities	(4,577)	(4,195)

Cash Flows from Investing Activities:
Capital expenditures and other	(659)	(23)
Intangible assets	(255)	(136)

Net cash used in investing activities	(914)	(159)

Cash Flows from Financing Activities:
Proceeds from line of credit	7,000	—
Principal payments under capital lease obligations	(437)	(422)
Acquisition of treasury stock	(627)	(549)
Fees from issuance of Common Stock	—	(2)
Proceeds from stock compensation and employee stock purchase plans, net	110	36

Net cash provided by (used in) financing activities	6,046	(937)

Effect of exchange rate changes on cash and cash equivalents	(8)	—

Increase (decrease) in cash and cash equivalents	547	(5,291)
Cash and cash equivalents, beginning of period	14,238	13,392

Cash and cash equivalents, end of period	$14,785	$8,101

Non-Cash Investing and Financing Transactions:
Capital lease obligations incurred	$581	$420
Capital equipment purchased on credit	581	420
Fair value of warrants classified as liability	376	1,155
Fair value of intangible asset liability	2,446	—
Supplemental Disclosures of Cash Flow Information:
Interest paid	$80	$76

MATTERSIGHT CORPORATION

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the Three Months
	Ended
	March 31,	March 31,
	2015	2014
GAAP — Operating loss	$(3,700)	$(3,434)
Add back (reduce) the effect of:
Stock-based compensation	1,365	1,088
Depreciation and amortization	995	743

Adjusted earnings measure — earnings (loss)	$(1,340)	$(1,603)